Director Compensation
Committee Approved January 22, 2008
Board Approved February 19, 2008
Effective January 1, 2008

Board of Director Retainer:
Outside directors to receive an annual retainer of $24,000 to be paid monthly ($2,000) at the beginning of the month following the month of service.  Directors may miss a maximum of two scheduled board meetings without penalty.

Special Service Retainer
Special service retainers are paid the month following the end of the quarter for the following service

Board Chair $1,500
Audit Chair $1,500
Compensation Chair $500
Governance/Nominating Chair$500
ALCO Chair $500

Committee Meetings
In addition to the annual retainer, attendance at committee meetings entitles outside directors to additional compensation as shown below.

Committee	Meeting Fee
Audit In-person meetings Scheduled telephone meetings	$150 $100
ALCO	$100
Compensation	$100
Executive	$100
Governance/Nominating	$100

Equity Compensation
Annually, subject to full board approval and vesting qualifications, outside directors will receive an equity award (restricted stock) with an economic value approximating 25% of the annual retainer or $6,000.